UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported):  August 10, 2010

Global MobileTech, Inc.

 (Exact name of registrant as specified in charter)

Commission File Number:  000-53493

Nevada	26-1550187
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 West Cataldo, Suite A Spokane, Washington	99202
(Address of principal executive offices)	(Zip Code)

(509) 723-1312
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

See the disclosure contained under Item 2.01 below, which is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 10, 2010, Info-Accent Sdn Bhd (“Info-Accent”), a wholly owned subsidiary of Global MobileTech, Inc., and Digital Kiosk Technologies Sdn Bhd, a Malaysian corporation, entered into a Purchase Agreement (the “Agreement”) to purchase a Vendor Management Inventory software (“VMI Software”) for a total consideration of $206,500.  Under the terms of the Agreement, Global MobileTech, Inc. will issue 295,000 shares of common stock, par value $0.001 per share in lieu of cash payment as consideration for the VMI Software.  The closing of the Agreement occurred on August 12, 2010.

Item 3.02.	Unregistered Sales of Equity Securities.

On August 12, 2010, Global MobileTech issued 295,000 unregistered shares of its common stock, par value $0.001, to Digital Kiosk Technologies Sdn Bhd in connection with the above acquisition.

The Company relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended.

Item 9.01.	Exhibits. Financial Statements and Exhibits

(c)	Exhibits

10.1	Purchase Agreement between Digital Kiosk Technologies Sdn Bhd and Info-Accent Sdn Bhd dated August 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MOBILETECH, INC. (Registrant)

Date: August 12, 2010	By:	/s/ Aik Fun Chong
Aik Fun Chong President and CEO